Exhibit 99.1

John Cummings

salesforce.com

Investor Relations

415-778-4188

jcummings@salesforce.com

Chi Hea Cho

salesforce.com

Public Relations

415-281-5304

chcho@salesforce.com

Salesforce.com Announces Fiscal 2014 Fourth Quarter and Full Year Results

Raises FY15 Revenue Guidance to $5.25 – $5.30 Billion, up 29% – 30% Year-Over-Year

•	Quarterly Revenue of $1.15 Billion, up 37% Year-Over-Year

•	Full Year Revenue of $4.07 Billion, up 33% Year-Over-Year

•	Deferred Revenue of $2.52 Billion, up 35% Year-Over-Year

•	Unbilled Deferred Revenue of Approximately $4.50 Billion, up 29% Year-Over-Year

•	Full Year Operating Cash Flow of $875 Million, up 19% Year-Over-Year

•	Initiates First Quarter Revenue Guide of $1.205 – $1.210 Billion

•	Initiates FY15 Non-GAAP EPS Guidance of $0.48 – $0.50

SAN FRANCISCO, Calif. – February 27, 2014 – Salesforce.com (NYSE: CRM), the world’s #1 CRM platform (http://www.salesforce.com/), today announced results for its fiscal fourth quarter and full fiscal year ended January 31, 2014.

“I’m delighted to announce that we are raising our fiscal year 2015 revenue guidance by $100 million, to reach $5.3 billion, which is a full year growth rate of 30% at the high end of our range,” salesforce.com Chairman and CEO Marc Benioff said.

Salesforce.com delivered the following results for its fiscal fourth quarter and full fiscal year 2014:

Revenue: Total Q4 revenue was $1.15 billion, an increase of 37% year-over-year, benefited in part by the acquisition of ExactTarget which closed in July 2013. Subscription and support revenues were $1.08 billion, an increase of 37% year-over-year. Professional services and other revenues were $70 million, an increase of 43% year-over-year.

Full fiscal year 2014 revenue was $4.07 billion, an increase of 33% year-over-year. Subscription and support revenues were $3.82 billion, an increase of 33% year-over-year. Professional services and other revenues were $246 million, an increase of 36% year-over-year.

Earnings per Share: Q4 GAAP loss per share was ($0.19), and diluted non-GAAP earnings per share was $0.07. The company’s non-GAAP results exclude the effects of $137 million in stock-based compensation expense, $47 million in amortization of purchased intangibles, and $13 million in net non-cash interest expense related to the company’s convertible senior notes, and is based on a non-GAAP tax rate of approximately 36%. GAAP EPS calculations are based on a basic share count of approximately 607 million shares. Non-GAAP EPS calculations are based on approximately 650 million diluted shares outstanding during the quarter, including approximately 29 million shares associated with the company’s convertible 0.75% senior notes due 2015.

For the full fiscal year 2014, GAAP loss per share was ($0.39), and non-GAAP diluted earnings per share was $0.35. The company’s non-GAAP results exclude the effects of $503 million in stock-based compensation, $147 million in amortization of purchased intangibles, and $47 million in net non-cash interest expense related to the company’s convertible senior notes, and is based on a non-GAAP tax rate of approximately 35%. GAAP EPS calculations are based on a basic share count of approximately 598 million shares. Non-GAAP EPS calculations are based on approximately 636 million diluted shares outstanding during the year, including approximately 24 million shares associated with the company’s convertible 0.75% senior notes due 2015.

Cash: Cash generated from operations for the fiscal fourth quarter was $271 million, a decrease of 4% year-over-year. For the full fiscal year 2014, operating cash flow totaled $875 million, up 19% year-over-year. Total cash, cash equivalents and marketable securities finished the quarter at $1.32 billion.

Deferred Revenue: Deferred revenue on the balance sheet as of January 31, 2014 was $2.52 billion, an increase of 35% year-over-year, benefited in part by the acquisition of ExactTarget. Current deferred revenue increased by 38% year-over-year to $2.47 billion, benefited in part by longer invoice durations. Non-current deferred revenue decreased by 25% year-over-year to $48 million. Unbilled deferred revenue, representing business that is contracted but unbilled and off balance sheet, ended the fourth quarter at approximately $4.50 billion, up 29% year-over-year.

As of February 27, 2014, salesforce.com is initiating revenue and EPS guidance for its first quarter of fiscal year 2015, and initiating EPS guidance for its full fiscal year 2015. In addition, the company is raising its full fiscal year 2015 revenue guidance previously provided on November 18, 2013.

Q1 FY15 Guidance: Revenue for the company’s first fiscal quarter is projected to be in the range of $1.205 billion to $1.210 billion, an increase of 35% to 36% year-over-year.

GAAP loss per share is expected to be in the range of ($0.23) to ($0.22), while diluted non-GAAP EPS is expected to be in the range of $0.09 to $0.10. The non-GAAP estimate excludes the effects of stock-based compensation expense, expected to be approximately $129 million, amortization of purchased intangibles related to acquisitions, expected to be approximately $44 million, net non-cash interest expense related to the convertible senior notes, expected to be approximately $11 million, and loss on debt derecognition related to the convertible senior notes, expected to be approximately $8 million. EPS estimates assume a GAAP tax rate of approximately negative 52%, which reflects the estimated quarterly change in the tax valuation allowance, and a projected long-term non-GAAP tax rate of 36.5%. The GAAP EPS calculation assumes an average basic share count of approximately 613 million shares, and the non-GAAP EPS calculation assumes an average fully diluted share count of approximately 655 million shares.

Full Year FY15 Guidance: Revenue for the company’s full fiscal year 2015 is projected to be in the range of $5.25 billion to $5.30 billion, an increase of 29% to 30% year-over-year.

GAAP loss per share is expected to be in the range of ($0.53) to ($0.51) while diluted non-GAAP EPS is expected to be in the range of $0.48 to $0.50. The non-GAAP estimate excludes the effects of stock-based compensation expense, expected to be approximately $577 million, amortization of purchased intangibles related to acquisitions, expected to be approximately $149 million, net non-cash interest expense related to the convertible senior notes, expected to be approximately $39 million, and loss on debt derecognition related to the convertible senior notes, expected to be approximately $8 million. EPS estimates assume a GAAP tax rate of approximately negative 40%, which reflects the estimated annual change in the tax valuation allowance, and a projected long-term non-GAAP tax rate of 36.5%. Note that the tax valuation allowance adds complexity, causing potential volatility in our forecasted GAAP tax rate. The GAAP EPS calculation assumes an average basic share count of approximately 624 million shares, and the non-GAAP EPS calculation assumes an average fully diluted share count of approximately 667 million shares.

The following is a per share reconciliation of GAAP EPS to diluted non-GAAP EPS guidance for the first quarter and full fiscal year:

	Fiscal 2015
	Q1	FY2015

GAAP EPS Range*	($0.23) – ($0.22)	($0.53) – ($0.51)
Plus
Amortization of purchased intangibles	$0.07	$0.22
Stock-based expense	$0.20	$0.87
Amortization of debt discount, net	$0.02	$0.06
Loss on derecognition of debt	$0.01	$0.01
Less
Income tax effects and adjustments**	$0.02	$(0.15)

Non-GAAP diluted EPS	$0.09 – $0.10	$0.48 – $0.50

Shares used in computing basic net income per share (millions)	613	624
Shares used in computing diluted net income per share (millions)	655	667

*	For Q1 and FY15 GAAP EPS loss, basic number of shares used for calculation.
**	Beginning in FY15, the company's non-GAAP tax provision uses a long-term projected tax rate of 36.5%.

CFO – Future Retirement

Salesforce.com also announced today that Graham Smith, chief financial officer, has decided to retire in March 2015. Smith has been CFO since March 2008. The Company will initiate a search for a new CFO and Smith will help to ensure a smooth transition of his duties after a new CFO is appointed. “Graham has made an enormous contribution to the success of salesforce.com and he has been instrumental in helping to scale our business from $750 million annual revenue when he joined the company in 2007 to over $5 billion annual revenue which we are projecting for fiscal year 2015,” said Marc Benioff, Chairman and CEO. “We will miss him following his retirement in 2015 and wish him the best.”

“My more than six years at salesforce.com have been a fantastic experience -- working with so many talented people to transform the enterprise software industry,” said Smith. “Heading into fiscal 2015, salesforce.com has never been better positioned, and I look forward to ensuring a smooth transition over the next thirteen months.”

Quarterly Conference Call

Salesforce.com will host a conference call to discuss its fiscal fourth quarter and full fiscal year 2014 results at 2:00 p.m. Pacific Time today. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company’s Investor Relations Web site: http://www.salesforce.com/investor. In addition, an archive of the audiocast can be accessed through the same link. Participants who choose to call in to the conference call can do so by dialing domestically 866-901-SFDC or 866-901-7332 and internationally at +1 706-902-1764, passcode 55834103. A replay will be available at 800-585-8367 or +1 855-859-2056, passcode 55834103, until midnight (Eastern Time) March 31, 2014.

About salesforce.com

Salesforce.com is the world’s largest provider of customer relationship management (CRM) software. For more information about salesforce.com (NYSE: CRM), visit: www.salesforce.com.

Any unreleased services or features referenced in this or other press releases or public statements are not currently available and may not be delivered on time or at all. Customers who purchase salesforce.com applications should make their purchase decisions based upon features that are currently available. Salesforce.com has headquarters in San Francisco, with offices in Europe and Asia, and trades on the New York Stock Exchange under the ticker symbol “CRM.” For more information please visit http://salesforce.com or call 1-800-NO-SOFTWARE.

###

Non-GAAP Financial Measures: This press release includes information about non-GAAP EPS and non-GAAP tax rates (collectively the “non-GAAP financial measures”). Non-GAAP EPS estimates exclude the impact of the following non-cash items: stock-based compensation, amortization of acquisition-related intangibles, the net amortization of debt discount on the company’s convertible senior notes, gains/losses on the derecognition of the company’s convertible senior notes, as well as income tax adjustments. The purpose of the non-GAAP tax rate is to quantify the excluded tax adjustments and the tax consequences associated with the above excluded non-cash expense items. Beginning in FY 2015, the company intends to compute and provide a fixed long-term non-GAAP tax rate. The projected long-term rate eliminates the effects of non-recurring and period specific items which can vary in size and frequency. This projected long-term non-GAAP tax rate could be subject to change in the future for a variety of reasons, for example, significant structural changes in the company’s geographic earnings mix including acquisition activity, or fundamental tax law changes in major jurisdictions where the company operates. These non-GAAP financial measures are not measurements of financial performance prepared in accordance with U.S. generally accepted accounting principles. The method used to produce non-GAAP financial measures is not computed according to GAAP and may differ from the methods used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP.

The primary purpose of these non-GAAP measures is to provide supplemental information that may prove useful to investors who wish to consider the impact of certain non-cash items on the company’s operating performance. Non-cash stock-based compensation, amortization of acquisition-related intangible assets, the net amortization of debt discount on the company’s convertible senior notes and gains/losses on the derecognition of the company’s convertible senior notes are being excluded from the company’s FY14 financial results because the decisions which gave rise to these expenses were not made to increase revenue in a particular period, but were made for the company’s long-term benefit over multiple periods. While strategic decisions, such as those related to the issuance of equity awards, resulting in stock-based compensation, the acquisitions of companies, or the issuance of convertible senior notes, are made to further the company’s long-term strategic objectives and impact the company’s statement of operations under GAAP measures, these items affect multiple periods and management is not able to change or affect these items in any particular period. As such, supplementing GAAP disclosure with non-GAAP disclosure using the non-GAAP measures provides management with an additional view of operational performance by excluding expenses that are not directly related to performance in any particular period, and management uses both GAAP and non-GAAP measures when planning, monitoring, and evaluating the company’s performance.

In addition, the majority of the company’s industry peers report non-GAAP operating results that exclude certain non-cash or non-recurring items, such as certain one-time charges. As significant unusual or discrete events occur, such as changes in the valuation allowance against the company’s deferred tax assets, the results may be excluded in the period in which the events occur. Management believes that the provision of supplemental non-GAAP information will enable a more complete comparison of the company’s relative performance.

Specifically, management is excluding the following items from its non-GAAP EPS for Q4 and FY14 and its non-GAAP estimates for Q1 and FY15:

•	Stock-Based Expenses: The company’s compensation strategy includes the use of stock-based compensation to attract and retain employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

•	Amortization of Purchased Intangibles: The company views amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names, customer lists and customer relationships, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.

•	Amortization of Debt Discount: Under GAAP, certain convertible debt instruments that may be settled in cash (or other assets) on conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. Accordingly, for GAAP purposes we recognize imputed interest expense on the company’s $575 million of convertible senior notes due 2015 that were issued in January 2010 and the company’s $1.15 billion of convertible senior notes due 2018 that were issued in March 2013. The imputed interest rates were approximately 5.9% for the convertible notes due 2015 and approximately 2.5% for the convertible notes due 2018, while the actual coupon interest rates of the notes were 0.75% and 0.25%, respectively. The difference between the imputed interest expense and the coupon interest expense, net of the interest amount capitalized, is excluded from management’s assessment of the company’s operating performance because management believes that this non-cash expense is not indicative of ongoing operating performance. Management believes that the exclusion of the non-cash interest expense provides investors an enhanced view of the company’s operational performance.

•	Non-Cash Gains/Losses on Derecognition of Debt: Upon settlement of the company’s convertible senior notes, we attribute the fair value of the consideration transferred to the liability and equity components of the convertible senior notes. The difference between the fair value of consideration attributed to the liability component and the carrying value of the liability as of settlement date is recorded as a non-cash gain or loss on the statement of operations. Management believes that the exclusion of the non-cash gain/loss provides investors an enhanced view of the company’s operational performance.

•	Income Tax Effects and Adjustments: During FY 2014, the company’s non-GAAP tax provision excludes the tax effects of expense items described above and certain tax items not directly related to the current fiscal year’s ordinary operating results. Examples of such tax items include, but are not limited to, changes in the valuation allowance related to deferred tax assets, certain acquisition-related costs and unusual or infrequently occurring items. Management believes the exclusion of these income tax adjustments provides investors with useful supplemental information about the company’s operational performance. Beginning in FY 2015, the company intends to compute and provide a fixed long-term projected non-GAAP tax rate. When projecting this long-term rate, the company excluded the income tax effects of the non-cash items described above. Additionally, the company evaluated its current long-term projections, current tax structure and other factors such as the company’s existing tax positions in various jurisdictions and key legislations in major jurisdictions where the company operates. The company intends to re-evaluate this long-term rate only on an annual basis. This long-term non-GAAP tax rate eliminates the effects of non-recurring and period specific items which can vary in size and frequency, and will provide better consistency within the interim reporting periods. Examples of the non-recurring and period specific items include but are not limited to changes in the valuation allowance related to deferred tax assets, effects resulting from acquisitions, and unusual or infrequently occurring items. This long-term rate could be subject to change for a variety of reasons, for example, significant structural changes in the geographic earnings mix including acquisition activity, or fundamental tax law changes in major jurisdictions where the company operates

###

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements about expected GAAP and non-GAAP financial and other operating results for the fiscal first quarter and the full fiscal year of 2015, including revenue, net income (loss), EPS, expected revenue run rate, expected tax rates, stock-based compensation expenses, amortization of purchased intangibles and debt discount, non-cash interest expense and gains/losses on the derecognition of debt, shares outstanding, and changes in deferred tax asset valuation allowances. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements we make.

The risks and uncertainties referred to above include — but are not limited to — risks associated with possible fluctuations in the company’s financial and operating results; the company’s rate of growth and anticipated revenue run rate, including the company’s ability to convert deferred revenue and unbilled deferred revenue into revenue and, as appropriate, cash flow, and the continued growth and ability to maintain deferred revenue and unbilled deferred revenue; errors, interruptions or delays in the company’s service or the company’s Web hosting; breaches of the company’s security measures; the financial impact of any previous and future acquisitions, including ExactTarget; the nature of the company’s business model; the company’s ability to continue to release, and gain customer acceptance of, new and improved versions of the company’s service; successful customer deployment and utilization of the company’s existing and future services; changes in the company’s sales cycle; competition; various financial aspects of the company’s subscription model; unexpected increases in attrition or decreases in new business; the company’s ability to realize benefits from strategic partnerships; the emerging markets in which the company operates; unique aspects of entering or expanding in international markets, the company’s ability to hire, retain and motivate employees and manage the company’s growth; changes in the company’s customer base; technological developments; regulatory developments; litigation related to intellectual property and other matters, and any related claims, negotiations and settlements; unanticipated changes in the company’s effective tax rate; factors affecting the company’s outstanding convertible notes and term loan; fluctuations in the number of shares we have outstanding and the price of such shares; foreign currency exchange rates; collection of receivables; interest rates; factors affecting our deferred tax assets and ability to value and utilize them, including the timing of when we once again achieve profitability on a pre-tax basis; the potential negative impact of indirect tax exposure; the risks and expenses associated with the company’s real estate and office facilities space; and general developments in the economy, financial markets, and credit markets.

Further information on these and other factors that could affect the company’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings we make with the Securities and Exchange Commission from time to time, including the company’s Form 10-K that will be filed for the fiscal year ended January 31, 2014. These documents are available on the SEC Filings section of the Investor Information section of the company’s website at www.salesforce.com/investor.

Salesforce.com, inc. assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

© 2014 salesforce.com, inc. All rights reserved. Salesforce, Salesforce1 and others are among the trademarks of Salesforce.com

salesforce.com, inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2014	2013	2014	2013
Revenues:
Subscription and support	$1,075,001	$785,495	$3,824,542	$2,868,808
Professional services and other	70,241	49,186	246,461	181,387

Total revenues	1,145,242	834,681	4,071,003	3,050,195
Cost of revenues (1)(2):
Subscription and support	198,613	132,741	711,880	494,187
Professional services and other	74,917	50,621	256,548	189,392

Total cost of revenues	273,530	183,362	968,428	683,579
Gross profit	871,712	651,319	3,102,575	2,366,616
Operating expenses (1)(2):
Research and development	173,090	121,187	623,798	429,479
Marketing and sales	639,792	435,570	2,168,132	1,614,026
General and administrative	162,576	115,369	596,719	433,821

Total operating expenses	975,458	672,126	3,388,649	2,477,326
Loss from operations	(103,746)	(20,807)	(286,074)	(110,710)
Investment income	1,367	4,041	10,218	19,562
Interest expense	(22,743)	(8,355)	(77,211)	(30,948)
Other income (expense)	1,975	(922)	(4,868)	(5,698)

Loss before benefit from (provision for) income taxes	(123,147)	(26,043)	(357,935)	(127,794)
Benefit from (provision for) income taxes	6,524	5,199	125,760	(142,651)

Net loss	$(116,623)	$(20,844)	$(232,175)	$(270,445)

Basic net loss per share (3)	$(0.19)	$(0.04)	$(0.39)	$(0.48)
Diluted net loss per share (3)	$(0.19)	$(0.04)	$(0.39)	$(0.48)
Shares used in computing basic net loss per share (3)	607,374	579,880	597,613	564,896
Shares used in computing diluted net loss per share (3)	607,374	579,880	597,613	564,896
(1) Amounts include amortization of purchased intangibles from business combinations, as follows:
Cost of revenues	$31,657	$18,886	$109,356	$77,249
Marketing and sales	15,032	2,093	37,179	10,922

(2) Amounts include stock-based expenses, as follows:
Cost of revenues	$12,830	$9,304	$45,608	$33,757
Research and development	29,024	22,593	107,420	76,333
Marketing and sales	69,340	57,212	258,571	199,284
General and administrative	25,345	18,446	91,681	69,976

(3)	Prior period results have been adjusted to reflect the four-for-one stock split through a stock dividend which occurred in April 2013 (See Supplemental Diluted Share Count Information for additional details).

salesforce.com, inc.

Condensed Consolidated Statements of Operations

As a percentage of total revenues:

(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2014	2013	2014	2013
Revenues:
Subscription and support	94%	94%	94%	94%
Professional services and other	6	6	6	6

Total revenues	100	100	100	100
Cost of revenues (1)(2):
Subscription and support	17	16	18	16
Professional services and other	7	6	6	6

Total cost of revenues	24	22	24	22
Gross profit	76	78	76	78
Operating expenses (1)(2):
Research and development	15	14	15	14
Marketing and sales	56	52	53	53
General and administrative	14	14	15	15

Total operating expenses	85	80	83	82
Loss from operations	(9)	(2)	(7)	(4)
Investment income	0	0	0	1
Interest expense	(2)	(1)	(2)	(1)
Other income (expense)	0	0	0	0

Loss before benefit from (provision for) income taxes	(11)	(3)	(9)	(4)
Benefit from (provision for) income taxes	1	1	3	(5)

Net loss	(10)%	(2)%	(6)%	(9)%

(1) Amortization of purchased intangibles from business combinations as a percentage of total revenues, as follows:
Cost of revenues	3%	2%	3%	3%
Marketing and sales	1	0	1	0

(2) Stock-based expenses as a percentage of total revenues, as follows:
Cost of revenues	1%	1%	1%	1%
Research and development	3	3	3	3
Marketing and sales	6	7	6	7
General and administrative	2	2	2	2

salesforce.com, inc.

Condensed Consolidated Balance Sheets

(in thousands)

	January 31, 2014	January 31, 2013
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$781,635	$747,245
Short-term marketable securities	57,139	120,376
Accounts receivable, net	1,360,837	872,634
Deferred commissions	171,461	142,311
Prepaid expenses and other current assets (see additional metrics)	309,180	133,314

Total current assets	2,680,252	2,015,880
Marketable securities, noncurrent	482,243	890,664
Property and equipment, net (see additional metrics)	1,240,746	604,669
Deferred commissions, noncurrent	153,459	112,082
Capitalized software, net (see additional metrics)	481,917	207,323
Goodwill	3,500,823	1,529,378
Other assets, net (see additional metrics)	613,490	168,960

Total assets	$9,152,930	$5,528,956

Liabilities, temporary equity and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other liabilities (see additional metrics)	$934,324	$597,706
Deferred revenue	2,473,705	1,798,640
Convertible 0.75% senior notes, net	542,159	521,278
Term loan, current	30,000	0

Total current liabilities	3,980,188	2,917,624
Convertible 0.25% senior notes, net	1,046,930	0
Term loan, noncurrent	255,000	0
Deferred revenue, noncurrent	48,410	64,355
Other noncurrent liabilities	757,187	175,732

Total liabilities	6,087,715	3,157,711

Temporary equity	26,705	53,612

Stockholders’ equity:
Common stock (1)	610	586
Additional paid-in capital (1)	3,363,377	2,410,892
Accumulated other comprehensive income	17,680	17,137
Accumulated deficit	(343,157)	(110,982)

Total stockholders’ equity	3,038,510	2,317,633

Total liabilities, temporary equity and stockholders’ equity	$9,152,930	$5,528,956

(1)	Prior period results have been adjusted to reflect the four-for-one stock split through a stock dividend which occurred in April 2013 (See Supplemental Diluted Share Count Information for additional details).

salesforce.com, inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2014	2013	2014	2013
Operating activities:
Net loss	$(116,623)	$(20,844)	$(232,175)	$(270,445)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	114,813	57,395	369,423	216,795
Amortization of debt discount and transaction costs	13,589	6,575	49,796	24,086
Amortization of deferred commissions	54,689	43,719	194,553	154,818
Expenses related to employee stock plans	136,539	107,555	503,280	379,350
Excess tax benefits from employee stock plans	(5,978)	13,972	(8,144)	(14,933)
Changes in assets and liabilities, net of business combinations:
Accounts receivable, net	(756,792)	(454,044)	(424,702)	(183,242)
Deferred commissions	(144,282)	(117,000)	(265,080)	(232,591)
Prepaid expenses, current assets and other assets	90,676	(651)	105,218	(9,718)
Accounts payable, accrued expenses and other liabilities	97,111	73,604	(29,043)	193,358
Deferred revenue	787,496	571,292	612,343	479,419

Net cash provided by operating activities	271,238	281,573	875,469	736,897

Investing activities:
Business combinations, net of cash acquired	(2,570)	(4,994)	(2,617,302)	(579,745)
Land activity and building improvements	0	0	0	(4,106)
Strategic investments	(13,329)	(4,244)	(31,160)	(9,695)
Purchases of marketable securities	(138,908)	(212,878)	(558,703)	(1,021,287)
Sales of marketable securities	15,814	76,576	1,038,284	706,893
Maturities of marketable securities	15,405	17,744	36,436	144,623
Capital expenditures	(69,849)	(50,522)	(299,110)	(175,601)

Net cash used in investing activities	(193,437)	(178,318)	(2,431,555)	(938,918)

Financing activities:
Proceeds from borrowings on convertible senior notes, net	0	0	1,132,750	0
Proceeds from issuance of warrants	0	0	84,800	0
Purchase of convertible note hedge	0	0	(153,800)	0
Proceeds from term loan, net	0	0	298,500	0
Proceeds from employee stock plans	72,502	147,492	289,931	351,366
Excess tax benefits from employee stock plans	5,978	(13,972)	8,144	14,933
Payments on convertible senior notes	(5,992)	0	(5,992)	0
Principal payments on capital lease obligations	(8,052)	(9,037)	(41,099)	(31,754)
Principal payments on term loan	(7,500)	0	(15,000)	0

Net cash provided by financing activities	56,936	124,483	1,598,234	334,545

Effect of exchange rate changes	(4,852)	(2,213)	(7,758)	7,437

Net increase in cash and cash equivalents	129,885	225,525	34,390	139,961
Cash and cash equivalents, beginning of period	651,750	521,720	747,245	607,284

Cash and cash equivalents, end of period	$781,635	$747,245	$781,635	$747,245

salesforce.com, inc.

Additional Metrics

(Unaudited)

	Jan 31, 2014	Oct 31, 2013	Jul 31, 2013		Apr 30, 2013		Jan 31, 2013	Oct 31, 2012
Full Time Equivalent Headcount	13,312	12,770	12,571	(1)	10,283		9,801	9,319
Financial data (in thousands):
Cash, cash equivalents and marketable securities	$1,321,017	$1,085,307	$930,008	(2)	$3,079,457	(3)	$1,758,285	$1,416,050
Deferred revenue, current and noncurrent	$2,522,115	$1,734,619	$1,789,648		$1,733,160		$1,862,995	$1,291,703
Principal due on convertible senior notes and term loan	$2,003,864	$2,017,356	$2,024,890		$1,724,890		$574,890	$574,890

(1)	Includes approximately 1,900 full time equivalents from the acquisition of ExactTarget.
(2)	Reflects the acquisition of ExactTarget for cash in July 2013.
(3)	Includes $1.1 billion of net proceeds from the convertible 0.25% senior note offering and hedge transactions in March 2013.

Selected Balance Sheet Accounts (in thousands):

	Jan 31, 2014	Oct 31, 2013	Jan 31, 2013
Prepaid Expenses and Other Current Assets
Deferred income taxes, net	$49,279	$23,441	$7,321
Prepaid income taxes	23,571	24,562	21,180
Customer contract asset (4)	77,368	110,534	0
Prepaid expenses and other current assets	158,962	208,708	104,813

	$309,180	$367,245	$133,314

Property and Equipment, net
Land	$248,263	$248,263	$248,263
Building improvements	49,572	49,572	49,572
Computers, equipment and software	931,171	918,338	328,318
Furniture and fixtures	58,956	57,518	38,275
Leasehold improvements	296,390	278,639	193,181
Building in progress - leased facility	40,171	0	0

	1,624,523	1,552,330	857,609
Less accumulated depreciation and amortization	(383,777)	(346,981)	(252,940)

	$1,240,746	$1,205,349	$604,669

Capitalized Software, net
Capitalized internal-use software development costs, net of accumulated amortization	$72,915	$70,277	$59,647
Acquired developed technology, net of accumulated amortization	409,002	435,552	147,676

	$481,917	$505,829	$207,323

Other Assets, net
Deferred income taxes, noncurrent, net	$9,691	$8,711	$19,212
Long-term deposits	17,970	5,093	13,422
Purchased intangible assets, net of accumulated amortization	416,119	431,358	49,354
Acquired intellectual property, net of accumulated amortization	11,957	12,273	13,872
Strategic investments	92,489	70,005	51,685
Customer contract asset (4)	18,182	36,342	0
Other	47,082	35,729	21,415

	$613,490	$599,511	$168,960

(4)    Customer contract asset reflects future billings of amounts that were contractually commited by ExactTarget’s existing customers as of the acquisition date. As the Company bills these customers this balance will reduce and accounts receivable will increase.

Accounts Payable, Accrued Expenses and Other Liabilities
Accounts payable	$64,988	$45,162	$14,535
Accrued compensation	397,002	304,985	311,595
Accrued other liabilities	235,543	275,467	138,165
Accrued income and other taxes payable	153,026	110,382	120,341
Accrued professional costs	15,864	13,945	10,064
Customer liability, current (5)	53,957	78,057	0
Accrued rent	13,944	11,304	3,006

	$934,324	$839,302	$597,706

Other Noncurrent Liabilities
Deferred income taxes and income taxes payable	$108,760	$96,082	$49,074
Customer liability, noncurrent (5)	13,953	23,751	0
Financing obligation, building in progress - leased facility	40,171	0	0
Long-term lease liabilities and other	594,303	583,085	126,658

	$757,187	$702,918	$175,732

(5) Customer liability reflects the legal obligation to provide future services that were contractually committed by ExactTarget’s existing customers but unbilled as of the acquisition date.

Selected Off-Balance Sheet Accounts

	Jan 31, 2014	Oct 31, 2013	Jan 31, 2013
Unbilled Deferred Revenue, a non-GAAP measure	$4.5bn	$4.2bn	$3.5bn

Unbilled deferred revenue represents future billings under our non-cancelable subscription agreements that have not been invoiced and, accordingly, are not recorded in deferred revenue.

The balances as of January 31, 2014 and October 31, 2013 exclude the remaining amount related to the fair value of unbilled deferred revenue associated with the acquisition of ExactTarget, which was initially recorded as part of business combination accounting, because these amounts are reflected on the balance sheet under “accounts payable, accrued expenses and other liabilities” and “other noncurrent liabilities”.

Supplemental Revenue Analysis

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2014	2013	2014	2013
Revenues by geography (in thousands):
Americas	$820,794	$583,410	$2,899,837	$2,123,736
Europe	209,757	148,610	741,220	525,304
Asia Pacific	114,691	102,661	429,946	401,155

	$1,145,242	$834,681	$4,071,003	$3,050,195

As a percentage of total revenues:

Revenues by geography:
Americas	72%	70%	71%	70%
Europe	18	18	18	17
Asia Pacific	10	12	11	13

	100%	100%	100%	100%

Revenue constant currency growth rates (as compared to the comparable prior periods)	Three Months Ended January 31, 2014 compared to Three Months Ended January 31, 2013	Three Months Ended October 31, 2013 compared to Three Months Ended October 31, 2012	Three Months Ended January 31, 2013 compared to Three Months Ended January 31, 2012
Americas	41%	41%	34%
Europe	35%	39%	39%
Asia Pacific	24%	17%	22%
Total growth	38%	37%	33%

We present constant currency information to provide a framework for assessing how our underlying business performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the weighted average exchange rate for the quarter being compared to for growth rate calculations presented, rather than the actual exchange rates in effect during that period.

	January 31, 2014 compared to January 31, 2013	October 31, 2013 compared to October 31, 2012	January 31, 2013 compared to January 31, 2012
Deferred revenue, current and noncurrent constant currency growth rates (as compared to the comparable prior periods)
Total growth	36%	34%	34%

Supplemental Diluted Share Count Information (1)

(in thousands)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2014	2013	2014	2013
Weighted-average shares outstanding for basic earnings per share	607,374	579,880	597,613	564,896
Effect of dilutive securities (2):
Convertible 0.75% senior notes	16,373	12,716	14,550	11,360
Warrants associated with the convertible 0.75% senior note hedges	12,391	7,028	9,658	5,132
Employee stock awards	14,227	13,200	13,867	14,892

Adjusted weighted-average shares outstanding and assumed conversions for diluted earnings per share	650,365	612,824	635,688	596,280

(1)    Following the stockholders’ approval, the Company amended its certificate of incorporation on March 20, 2013, to increase the number of authorized shares of common stock from 400.0 million to 1.6 billion and effect a four-for-one stock split of the common stock through a stock dividend. Accordingly, all share and per share data presented herein reflect the impact of the increase in authorized shares and the stock split.

(2)    The effects of these dilutive securities were not included in the GAAP calculation of diluted net loss per share for the three and twelve months ended January 31, 2014 and 2013 because the effect would have been anti-dilutive.

Supplemental Cash Flow Information

Free cash flow analysis, a non-GAAP measure

(in thousands)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2014	2013	2014	2013
Operating cash flow
GAAP net cash provided by operating activities	$271,238	$281,573	$875,469	$736,897
Less:
Capital expenditures	(69,849)	(50,522)	(299,110)	(175,601)

Free cash flow	$201,389	$231,051	$576,359	$561,296

Our free cash flow analysis includes GAAP net cash provided by operating activities less capital expenditures. The capital expenditures balance does not include any costs related to the purchase and activities related to land activity, building improvements and strategic investments.

Comprehensive Income (Loss)

(in thousands)

(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2014	2013	2014	2013
Net loss	$(116,623)	$(20,844)	$(232,175)	$(270,445)
Other comprehensive income (loss), before tax and net of reclassification adjustments:
Foreign currency translation and other gains (losses)	(3,329)	(5,298)	(4,930)	4,783
Unrealized gains (losses) on investments	6,732	(1,740)	8,120	(329)

Other comprehensive income (loss), before tax	3,403	(7,038)	3,190	4,454
Tax effect	(2,529)	526	(2,647)	0

Other comprehensive income (loss), net of tax	874	(6,512)	543	4,454

Comprehensive loss	$(115,749)	$(27,356)	$(231,632)	$(265,991)

salesforce.com, inc.

GAAP RESULTS RECONCILED TO NON-GAAP RESULTS

The following table reflects selected salesforce.com GAAP results reconciled to non-GAAP results

(in thousands, except per share data)

(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2014	2013	2014	2013
Gross profit
GAAP gross profit	$871,712	$651,319	$3,102,575	$2,366,616
Plus:
Amortization of purchased intangibles (a)	31,657	18,886	109,356	77,249
Stock-based expenses (b)	12,830	9,304	45,608	33,757

Non-GAAP gross profit	$916,199	$679,509	$3,257,539	$2,477,622

Operating expenses
GAAP operating expenses	$975,458	$672,126	$3,388,649	$2,477,326
Less:
Amortization of purchased intangibles (a)	(15,032)	(2,093)	(37,179)	(10,922)
Stock-based expenses (b)	(123,709)	(98,251)	(457,672)	(345,593)

Non-GAAP operating expenses	$836,717	$571,782	$2,893,798	$2,120,811

Income from operations
GAAP loss from operations	$(103,746)	$(20,807)	$(286,074)	$(110,710)
Plus:
Amortization of purchased intangibles (a)	46,689	20,979	146,535	88,171
Stock-based expenses (b)	136,539	107,555	503,280	379,350

Non-GAAP income from operations	$79,482	$107,727	$363,741	$356,811

Non-operating income (loss) (c)
GAAP non-operating loss	$(19,401)	$(5,236)	$(71,861)	$(17,084)
Plus: Amortization of debt discount, net	12,803	6,389	46,942	23,837

Non-GAAP non-operating income (loss)	$(6,598)	$1,153	$(24,919)	$6,753

Net income
GAAP net loss	$(116,623)	$(20,844)	$(232,175)	$(270,445)
Plus:
Amortization of purchased intangibles (a)	46,689	20,979	146,535	88,171
Stock-based expenses (b)	136,539	107,555	503,280	379,350
Amortization of debt discount, net	12,803	6,389	46,942	23,837
Less:
Income tax effects and adjustments	(32,422)	(36,347)	(242,729)	21,629

Non-GAAP net income	$46,986	$77,732	$221,853	$242,542

Diluted earnings per share (e)
GAAP diluted loss per share (d)	$(0.19)	$(0.04)	$(0.39)	$(0.48)
Plus:
Amortization of purchased intangibles	0.07	0.03	0.23	0.15
Stock-based expenses	0.21	0.18	0.79	0.64
Amortization of debt discount, net	0.02	0.01	0.07	0.04
Less:
Income tax effects and adjustments	(0.04)	(0.05)	(0.35)	0.06

Non-GAAP diluted earnings per share	$0.07	$0.13	$0.35	$0.41

Shares used in computing diluted net income per share (e)	650,365	612,824	635,688	596,280

a) Amortization of purchased intangibles were as follows:
	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2014	2013	2014	2013
Cost of revenues	$31,657	$18,886	$109,356	$77,249
Marketing and sales	15,032	2,093	37,179	10,922

	$46,689	$20,979	$146,535	$88,171

b) Stock-based expenses were as follows:
	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2014	2013	2014	2013
Cost of revenues	$12,830	$9,304	$45,608	$33,757
Research and development	29,024	22,593	107,420	76,333
Marketing and sales	69,340	57,212	258,571	199,284
General and administrative	25,345	18,446	91,681	69,976

	$136,539	$107,555	$503,280	$379,350

c)	Non-operating income (loss) consists of investment income, interest expense and other income (expense).
d)	Reported GAAP loss per share was calculated using the basic share count.

Non-GAAP diluted earnings per share was calculated using the diluted share count.

e)	Prior period results have been adjusted to reflect the four-for-one stock split through a stock dividend which occurred in April 2013 (See Supplemental Diluted Share Count Information for additional details).

salesforce.com, inc.

COMPUTATION OF BASIC AND DILUTED GAAP AND NON-GAAP NET INCOME (LOSS) PER SHARE (1)

(in thousands, except per share data)

(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2014	2013	2014	2013
GAAP Basic Net Loss Per Share
Net loss	$(116,623)	$(20,844)	$(232,175)	$(270,445)
Basic net loss per share	$(0.19)	$(0.04)	$(0.39)	$(0.48)
Shares used in computing basic net loss per share	607,374	579,880	597,613	564,896

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2014	2013	2014	2013
Non-GAAP Basic Net Income Per Share
Non-GAAP net income	$46,986	$77,732	$221,853	$242,542
Basic Non-GAAP net income per share	$0.08	$0.13	$0.37	$0.43
Shares used in computing basic net income per share	607,374	579,880	597,613	564,896

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2014	2013	2014	2013
GAAP Diluted Net Loss Per Share
Net loss	$(116,623)	$(20,844)	$(232,175)	$(270,445)
Diluted net loss per share	$(0.19)	$(0.04)	$(0.39)	$(0.48)
Shares used in computing diluted net loss per share	607,374	579,880	597,613	564,896

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2014	2013	2014	2013
Non-GAAP Diluted Net Income Per Share
Non-GAAP net income	$46,986	$77,732	$221,853	$242,542
Diluted Non-GAAP net income per share	$0.07	$0.13	$0.35	$0.41
Shares used in computing diluted net income per share	650,365	612,824	635,688	596,280

(1)	Prior period results have been adjusted to reflect the four-for-one stock split through a stock dividend which occurred in April 2013 (See Supplemental Diluted Share Count Information for additional details).